Exhibit 12.1

Claire's Stores, Inc.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)
                                                                                       Fiscal Year Ended
                                                              ----------------------------------------------------------------------
                                                               February 3,   January 28,    January 29,    January 31,   February 1,
                                                                  2007           2006          2005           2004          2003
                                                               -----------   -----------    -----------    -----------   -----------
Earnings:

Income (loss) from continuing operations
  before income taxes                                          $267,713       $257,412       $219,903       $173,198       $121,235
Fixed charges                                                    64,489         59,836         58,765         58,476         56,968
                                                               --------       --------       --------       --------       --------
Earnings adjusted for fixed charges                            $332,202       $317,248       $278,668       $231,674       $178,203
                                                               ========       ========       ========       ========       ========
Fixed charges:

Interest expense                                               $    118       $    125       $    193       $  2,561       $  4,435
Portion of rental expense representative
  of interest (1)                                                64,371         59,711         58,572         55,915         52,533
                                                               --------       --------       --------       --------       --------
Total fixed charges                                            $ 64,489       $ 59,836       $ 58,765       $ 58,476       $ 56,968
                                                               ========       ========       ========       ========       ========
Ratio of earnings to fixed charges                                  5.2            5.3            4.7            4.0            3.1
                                                               ========       ========       ========       ========       ========
Estimate of interest within rental expense:

Total rental expense                                           $195,063       $180,941       $177,490       $169,439       $159,192
Estimated percentage (based on SEC guidelines)                       33%            33%            33%            33%            33%
                                                               --------       --------       --------       --------       --------
Estimated interest within rental expense                         64,371         59,711         58,572         55,915         52,533
                                                               --------       --------       --------       --------       --------
                                                               $ 64,489       $ 59,836       $ 58,765       $ 58,476       $ 56,968
                                                               ========       ========       ========       ========       ========

 (Dollars in thousands)                                    May 6, 2007   Feb. 4, 2007   Six Months    Three Months    May 29, 2007
                                                             Through        Through        Ended          Ended          Through
                                                          May 28, 2007   May 28, 2007  July 29, 2006  July 29, 2006  August 4, 2007
                                                          ------------   ------------  -------------  -------------  --------------
Earnings:

Income (loss) from continuing operations
  before income taxes                                         $(63,682)      $(22,661)      $ 98,082        $53,618        $  (553)
Fixed charges                                                    5,868         23,204         31,481         16,197         48,895
                                                              --------       --------       --------        -------        -------
Earnings adjusted for fixed charges                           $(57,814)      $    543       $129,563        $69,815        $48,342
                                                              ========       ========       ========        =======        =======

Fixed charges:

Interest expense                                              $     19       $     86       $     59        $     3        $36,840

Portion of rental expense representative
  of interest (1)                                                5,849         23,118         31,422         16,194         12,055
                                                              --------       --------       --------        -------        -------
Total fixed charges                                           $  5,868       $ 23,204       $ 31,481        $16,197        $48,895
                                                              ========       ========       ========        =======        =======

Ratio of earnings to fixed charges                                (9.9)            --            4.1            4.3            1.0
                                                              ========       ========       ========        =======        =======

Estimate of interest within rental expense:

Total rental expense                                          $ 17,724       $ 70,055       $ 95,219        $49,074        $36,529
Estimated percentage (based on SEC guidelines)                      33%            33%            33%            33%            33%
                                                              --------       --------       --------        -------        -------
Estimated interest within rental expense                         5,849         23,118         31,422         16,194         12,055
                                                              --------       --------       --------        -------        -------
                                                              $  5,868       $ 23,204       $ 31,481        $16,197        $48,895
                                                              ========       ========       ========        =======        =======

(1)   One third of rental expense is deemed to be representative of interest.